EXHIBIT 10.2


                         AMENDMENT TO AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


         THIS AMENDMENT (the "Amendment") to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of September 28, 1999, by and between ITI Technologies, Inc., a Delaware corporation ("ITI"), and SLC Technologies, Inc., a Delaware corporation ("SLC"), is entered into as of March 9, 2000.

         WHEREAS, pursuant to the Merger Agreement, SLC shall be merged with and into ITI (the "Merger") upon the terms and subject to the conditions set forth therein; and

         WHEREAS, SLC and ITI desire to amend and restate the cash election procedures contained in the Merger Agreement.

         NOW, THEREFORE, the parties hereby agree to amend the Merger Agreement as follows:

         Section 1.6 of the Merger Agreement is deleted in its entirety and replaced as follows:

"Section 1.6 Cash Election Procedures.

(a) Subject to Section 1.6(b), each record holder of ITI Common Stock at the close of business on the business day immediately preceding the ITI Stockholder Meeting (as defined in Section 5.1) will be entitled to elect to receive cash for all or some of the shares of ITI Common Stock ("Cash Election Shares") held by such record holder. All such elections (each an "Election") shall be made on a form designated for that purpose by ITI and reasonably acceptable to SLC (an "Election Form") and in accordance with all applicable laws. Any shares of ITI Common Stock with respect to which the record holder thereof shall not, as of the Election Deadline (as defined below), have properly submitted to the Exchange Agent (as defined below) a properly completed Election Form shall be deemed not to have elected to receive cash pursuant to
         Section 1.5(b) and this Section 1.6. A record holder acting in different capacities or acting on behalf of other persons in any way shall be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each person for which it so acts. The exchange agent (the "Exchange Agent") shall be Norwest Bank, N.A., or other reputable bank or trust company jointly selected by ITI and SLC.

(b) At the Effective Time or three business days after the Election Deadline, whichever is later, ITI shall cause the Exchange Agent to effect the conversions among the holders of ITI Common Stock of rights to receive the Per Share Cash Consideration in the Merger as follows:
         If the aggregate number of Cash Election Shares properly elected represents more than 50% of the number of shares of ITI Common Stock issued and outstanding immediately prior to the Effective Time (on the basis of Election Forms received by the Election Deadline), then the Exchange Agent shall reduce (pro rata according to each holder's total number of Cash Election Shares of those holders who made an Election), rounded to the nearest whole share, a sufficient number of Cash Election Shares such that the total number of Cash Election Shares represents, as closely as practicable, 50% of the number of shares of ITI Common Stock issued and outstanding immediately prior to the Effective Time.

(c) Not later than the 20th business day prior to the date of the ITI Stockholder Meeting, or such other date as ITI and SLC may agree in writing, ITI shall mail an Election Form to each person that was a holder of record of ITI Common Stock at that time. To be effective, an Election Form

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         must be properly completed, signed and actually received by the
         Exchange Agent not later than 5:00 p.m. prevailing Central Time, on the business day immediately preceding the ITI Stockholder Meeting (the "Election Deadline") and accompanied by the certificates representing all the shares of ITI Common Stock ("ITI Certificates") as to which the Election is being made (or an appropriate guarantee of delivery by an eligible organization or provision for lost, stolen, misplaced or destroyed certificates acceptable to the Exchange Agent). The Election Form (which shall specify that delivery shall be effected and the risk of loss and title to the ITI Certificates (and the payment right represented by such certificates) shall pass only upon proper delivery of such ITI Certificates to the Exchange Agent) will advise the holders of ITI Certificates of the procedure for surrendering to the Exchange Agent such certificates in exchange for the Per Share Cash Consideration. ITI shall have reasonable discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms have been properly completed, signed and timely submitted or to disregard defects in Election Forms; such decisions of ITI (or of the Exchange Agent) shall be conclusive and binding. ITI shall consult with SLC on any significant issues regarding any Election Form. None of SLC, ITI or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent shall also make, and ITI shall verify, all computations contemplated by this Section 1.6, and all such computations shall be conclusive and binding on the holders or former holders of ITI Common Stock, absent manifest error. The Exchange Agent shall promptly provide ITI and SLC with a copy of the completed computation. Shares of ITI Common Stock covered by an Election Form which is not effective shall be treated as if no Election has been made with respect to such shares of ITI Common Stock. Once an Election is made it may not be revoked unless such revocation has been communicated in writing to the Exchange Agent prior to the Election Deadline. The Exchange Agent shall cause to be properly reissued ITI Certificates representing ITI Common Stock as to which the Election is not applicable."

         IN WITNESS WHEREOF, ITI and SLC have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of this 9th day of March, 2000.

                                       ITI TECHNOLOGIES, INC.


                                       By       /s/ Thomas L. Auth
                                          ------------------------------------
                                       Thomas L. Auth
                                         Chief Executive Officer and President


                                       SLC TECHNOLOGIES, INC.


                                       By       /s/ Kenneth L. Boyda
                                          ------------------------------------
                                       Kenneth L. Boyda
                                       Chief Executive Officer and President


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